UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2022

COLUMBIA CARE INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56248	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Fifth Ave., 24th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 634-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definition Agreement.

On March 23, 2022, Columbia Care Inc. (“Columbia Care”) entered into a fifth supplemental indenture with Odyssey Trust Company (the “Fifth Supplemental Indenture”). Columbia Care entered into a trust indenture with the Trustee dated as of May 14, 2020, as supplemented by a first supplemental trust indenture dated as of June 19, 2020, a second supplemental trust indenture dated as of June 29, 2021, a third supplemental indenture dated as of February 2, 2022 and a fourth supplemental indenture dated as of February 3, 2022 (together, the “Indenture”). The Fifth Supplemental Indenture amends the Indenture to reflect the Company’s change in accounting principles from International Financial Reporting Standards (“IFRS”) to the generally accepted accounting principles applicable to the United States of America (“GAAP”).

The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Supplemental Indenture, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Fifth Supplemental Indenture dated May 5, 2022 between Columbia Care Inc. and Odyssey Trust Company

104	Cover page Interactive data file (embedded with in the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA CARE INC.

By:	/s/ Derek Watson
Name:	Derek Watson
Title:	Chief Financial Officer

Date: May 11, 2022